Exhibit 99.1
Investor Contact: Raj Mehan Investor Relations (616) 698-4734	Media Contact: Jeanine Holquist Communications (616) 698-3765

Steelcase Reports Earnings of $0.26 Per Share - 44% Increase Over Prior Year
-North America and International Segments Continue Profit Expansion-

GRAND RAPIDS, Michigan, September 20, 2007 (PRNewswire-FirstCall) -- Steelcase Inc. (NYSE: SCS) today reported revenue totaling $825.2 million for its second quarter of fiscal 2008. Revenue increased 4.5 percent compared to $789.7 million in the prior year quarter, ahead of company estimates.

As compared to the prior year, second quarter revenue included a favorable impact of $11.5 million from currency translation effects and an unfavorable impact of $10.9 million related to dealer deconsolidations, net of acquisitions.

Steelcase reported net income of $37.7 million, or $0.26 per share for the second quarter of fiscal 2008, ahead of company estimates, driven by strong performance in the North America and International segments. This compares to $26.6 million, or $0.18 per share in the same quarter of the prior year.

Included in the second quarter results were net restructuring credits totaling $1.0 million after-tax primarily related to a pending real estate sale in the International segment. Net restructuring charges were $(2.8) million after-tax in the prior year quarter.

“The improved results for the quarter are further evidence of the benefits resulting from the actions we have taken to improve our operations,” said James P. Hackett, president and CEO. “This continued improvement in operating results is coupled with our focus on more aggressively implementing our growth strategies.”

Cost of sales, which does not include restructuring charges, was 66.5 percent of revenue, an improvement of 200 basis points over the prior year. Improved sales mix and pricing yield, benefits of prior restructuring actions and favorable adjustments related to product warranty accruals and contract contingency reserves contributed to the improvement.

“The improved gross margin in the North America segment demonstrates the benefits of reducing fixed costs, implementing lean manufacturing and simplifying our product portfolio,” said David C. Sylvester, vice president and CFO. “We continue to make significant progress toward achieving our longer-term financial targets.”

Operating expenses increased $20.8 million to 27.0 percent of revenue driven largely by increases in variable compensation, spending related to longer-term growth initiatives, adjustments related to self-insurance reserves and lease impairments, and currency translation effects.

Reported operating income was $55.0 million, or 6.7 percent of revenue, and included a pre-tax restructuring credit of $1.7 million. Operating income excluding restructuring items was $53.3 million, or 6.5 percent of revenue, compared with 5.9 percent in the prior year.

Other income, net increased to $10.8 million from $6.7 million in the prior year. The increase included non-operating gains resulting from dealer transitions and disposition of a long-term investment.

The effective tax rate for the quarter increased to 39.0%. Income tax expense included charges totaling $3.0 million related to the repatriation of earnings from the company’s Canadian subsidiary and the revaluation of deferred tax assets in Germany and the United Kingdom due to the enactment of lower tax rates. As a result of these items, the company now expects its effective tax rate to approximate 36% to 37% for the full fiscal year.

Cash and short-term investments were $478.7 million, an increase of $28.8 million over the first quarter. During the quarter, the company repurchased 2.2 million shares under its share repurchase authorization at a total cost of $40.0 million and paid dividends of $21.6 million, or $0.15 per share.

Outlook

The company expects third quarter revenue to be 3% to 7% higher than the previous year, including a $25 to $30 million unfavorable impact of dealer deconsolidations, net of acquisitions. The company reported revenue of $802.0 million in the prior year third quarter.

The company expects to report earnings between $0.27 and $0.32 per share in the third quarter. The company reported earnings of $0.22 per share in the third quarter of the prior year which included $(3.6) million of after-tax restructuring charges.

Mr. Hackett concluded, “We have a positive outlook for the third quarter, and we are closely monitoring the recent uncertainty in the credit markets. At this point, however, we have not seen any significant change in our customers’ plans to purchase our products and services.”

Business Segment Results
(in millions, except percentages)

	(Unaudited)			(Unaudited)
	Three Months Ended			Six Months Ended
	August 24,	August 25,		August 24,	August 25,
	2007	2006	% Increase	2007	2006	% Increase
Revenue
North America (1)	$504.2	$500.0	0.8%	$991.1	$937.8	5.7%
International (2)	188.9	159.0	18.8%	384.8	326.4	17.9%
Other (3)	132.1	130.7	1.1%	257.7	252.8	1.9%
Consolidated Revenue	$825.2	$789.7	4.5%	$1,633.6	$1,517.0	7.7%

Operating Income
North America	$51.0	$42.0		$86.5	$69.2
International	5.9	(0.4)		19.0	4.2
Other	4.8	7.1		11.4	9.7
Corporate (4)	(6.7)	(6.3)		(13.6)	(12.7)
Consolidated Operating Income	$55.0	$42.4		$103.3	$70.4

Operating Income Percent	6.7%	5.4%	24.1%	6.3%	4.6%	37.0%

Business Segment Footnotes -
(1) The North America segment consists of the Steelcase Group, Turnstone, and Nurture by Steelcase.
(2) The International segment includes all manufacturing and sales operations outside the U.S. and Canada.
(3) The Other category includes the Design Group, PolyVision, IDEO  and Financial Services subsidiaries.
(4) Corporate expenses include the executive function and portions of shared services functions such as human resources, finance, legal, research and development and corporate facilities.

Steelcase Inc.

	(Unaudited)				(Unaudited)
	Three Months Ended				Six Months Ended
	August 24, 2007		August 25, 2006		August 24, 2007		August 25, 2006
Revenue	$825.2	100.0%	$789.7	100.0%	$1,633.6	100.0%	$1,517.0	100.0%
Cost of sales	549.1	66.5	540.9	68.5	1,091.7	66.8	1,044.0	68.8
Restructuring charges	(1.7)	(0.2)	4.5	0.6	-	-	8.6	0.6
Gross profit	277.8	33.7	244.3	30.9	541.9	33.2	464.4	30.6
Operating expenses	222.8	27.0	202.0	25.5	438.6	26.9	393.9	26.0
Restructuring charges	-	-	(0.1)	-	-	-	0.1	-
Operating income	$55.0	6.7%	$42.4	5.4%	$103.3	6.3%	$70.4	4.6%
Gross Profit, as reported	$277.8	33.7%	$244.3	30.9%	$541.9	33.2%	$464.4	30.6%
Restructuring Charges	(1.7)	(0.2)	4.5	0.6	-	-	8.6	0.6
Gross Profit, excluding restructuring charges	$276.1	33.5%	$248.8	31.5%	$541.9	33.2%	$473.0	31.2%
Operating Income, as reported	$55.0	6.7%	$42.4	5.4%	$103.3	6.3%	$70.4	4.6%
Restructuring Charges	(1.7)	(0.2)	4.4	0.6	-	-	8.7	0.6
Operating Income, excluding restructuring charges	$53.3	6.5%	$46.8	5.9%	$103.3	6.3%	$79.1	5.2%

North America

	(Unaudited)				(Unaudited)
	Three Months Ended				Six Months Ended
	August 24, 2007		August 25, 2006		August 24, 2007		August 25, 2006
Revenue	$504.2	100.0%	$500.0	100.0%	$991.1	100.0%	$937.8	100.0%
Cost of sales	338.0	67.0	349.0	69.8	672.7	67.8	660.3	70.4
Restructuring charges	-	-	3.6	0.7	1.7	0.2	5.6	0.6
Gross profit	166.2	33.0	147.4	29.5	316.7	32.0	271.9	29.0
Operating expenses	115.2	22.9	105.4	21.1	230.2	23.3	202.7	21.6
Operating income	$51.0	10.1%	$42.0	8.4%	$86.5	8.7%	$69.2	7.4%
Gross Profit, as reported	$166.2	33.0%	$147.4	29.5%	$316.7	32.0%	$271.9	29.0%
Restructuring Charges	-	-	3.6	0.7	1.7	0.2	5.6	0.6
Gross Profit, excluding restructuring charges	$166.2	33.0%	$151.0	30.2%	$318.4	32.2%	$277.5	29.6%
Operating Income, as reported	$51.0	10.1%	$42.0	8.4%	$86.5	8.7%	$69.2	7.4%
Restructuring Charges	-	-	3.6	0.7	1.7	0.2	5.6	0.6
Operating Income, excluding restructuring charges	$51.0	10.1%	$45.6	9.1%	$88.2	8.9%	$74.8	8.0%

International

	(Unaudited)				(Unaudited)
	Three Months Ended				Six Months Ended
	August 24, 2007		August 25, 2006		August 24, 2007		August 25, 2006
Revenue	$188.9	100.0%	$159.0	100.0%	$384.8	100.0%	$326.4	100.0%
Cost of sales	127.7	67.6	108.3	68.1	256.2	66.6	220.8	67.7
Restructuring charges	(1.6)	(0.8)	0.9	0.6	(1.6)	(0.4)	3.0	0.9
Gross profit	62.8	33.2	49.8	31.3	130.2	33.8	102.6	31.4
Operating expenses	56.9	30.1	50.2	31.6	111.2	28.9	98.4	30.1
Operating income	$5.9	3.1%	$(0.4)	(0.3)%	$19.0	4.9%	$4.2	1.3%
Gross Profit, as reported	$62.8	33.2%	$49.8	31.3%	$130.2	33.8%	$102.6	31.4%
Restructuring Charges	(1.6)	(0.8)	0.9	0.6	(1.6)	(0.4)	3.0	0.9
Gross Profit, excluding restructuring charges	$61.2	32.4%	$50.7	31.9%	$128.6	33.4%	$105.6	32.3%
Operating Income, as reported	$5.9	3.1%	$(0.4)	(0.3)%	$19.0	4.9%	$4.2	1.3%
Restructuring Charges	(1.6)	(0.8)	0.9	0.6	(1.6)	(0.4)	3.0	0.9
Operating Income, excluding restructuring charges	$4.3	2.3%	$0.5	0.3%	$17.4	4.5%	$7.2	2.2%

Other

	(Unaudited)				(Unaudited)
	Three Months Ended				Six Months Ended
	August 24, 2007		August 25, 2006		August 24, 2007		August 25, 2006
Revenue	$132.1	100.0%	$130.7	100.0%	$257.7	100.0%	$252.8	100.0%
Cost of sales	83.4	63.2	83.6	64.0	162.8	63.1	162.9	64.4
Restructuring charges	(0.1)	(0.1)	-	-	(0.1)	-	-	-
Gross profit	48.8	36.9	47.1	36.0	95.0	36.9	89.9	35.6
Operating expenses	44.0	33.3	40.1	30.7	83.6	32.5	80.1	31.8
Restructuring charges	-	-	(0.1)	(0.1)	-	-	0.1	-
Operating income	$4.8	3.6%	$7.1	5.4%	$11.4	4.4%	$9.7	3.8%
Gross Profit, as reported	$48.8	36.9%	$47.1	36.0%	$95.0	36.9%	$89.9	35.6%
Restructuring Charges	(0.1)	(0.1)	(0.1)	(0.1)	(0.1)	-	0.1	-
Gross Profit, excluding restructuring charges	$48.7	36.9%	$47.0	36.0%	$94.9	36.8%	$90.0	35.6%
Operating Income, as reported	$4.8	3.6%	$7.1	5.4%	$11.4	4.4%	$9.7	3.8%
Restructuring Charges	(0.1)	(0.1)	(0.1)	(0.1)	(0.1)	-	0.1	-
Operating Income, excluding restructuring charges	$4.7	3.5%	$7.0	5.3%	$11.3	4.4%	$9.8	3.8%

Corporate

	(Unaudited)		(Unaudited)
	Three Months Ended		Six Months Ended
	August 24, 2007	August 25, 2006	August 24, 2007	August 25, 2006
Operating expenses	$6.7	$6.3	$13.6	$12.7

Webcast

Steelcase will discuss second quarter fiscal 2008 results and its business outlook on a conference call and webcast at 11:00 a.m. EDT today. Links to the webcast are available at www.steelcase.com/ir. Supporting presentation slides will be available on the company’s website prior to the conference call.

Non-GAAP Financial Measures

This earnings release contains certain non-GAAP financial measures. A “non-GAAP financial measure” is defined as a numerical measure of a company’s financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows of the company. Pursuant to the requirements of Regulation G, the company has provided a reconciliation above of non-GAAP financial measures to the most directly comparable GAAP financial measure.

The non-GAAP financial measures used within the company’s earnings release are: second quarter and six months year-to-date gross profit, excluding restructuring charges for the current and prior year in dollars and as a percentage of revenue and second quarter and six months year-to-date operating income, excluding restructuring charges, for the current and prior year in dollars and as a percentage of revenue, on a consolidated basis and for each business segment. These measures are presented because management uses this information to monitor and evaluate financial results and trends. Therefore, management believes this information is also useful for investors.

Forward-looking Statements

From time to time, in written and oral statements, the company discusses its expectations regarding future events and its plans and objectives for future operations. These forward-looking statements generally are accompanied by words such as "anticipate," "believe," "could," "estimate," "expect," "forecast," "intend," "may," "possible," "potential," "predict," "project," or other similar words, phrases or expressions. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to vary from the company’s expectations because of factors such as, but not limited to, competitive and general economic conditions domestically and internationally; acts of terrorism, war, governmental action, natural disasters and other Force Majeure events; changes in the legal and regulatory environment; restructuring activities; currency fluctuations; changes in customer demands; and the other risks and contingencies detailed in the company’s most recent Annual Report on Form 10-K and its other filings with the Securities and Exchange Commission. Steelcase undertakes no obligation to update, amend, or clarify forward-looking statements, whether as a result of new information, future events, or otherwise.

About Steelcase Inc.

Steelcase, the global leader in the office furniture industry, helps people have a better work experience by providing products, services and insights into the ways people work. The company designs and manufactures architecture, furniture and technology products. Founded in 1912 and headquartered in Grand Rapids, Michigan, Steelcase (NYSE:SCS) serves customers through a network of over 600 independent dealers and approximately 13,000 employees worldwide. Fiscal 2007 revenue was $3.1 billion. Learn more at www.steelcase.com.

STEELCASE INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(in millions, except per share data)

	Three Months Ended		Six Months Ended
	August 24,	August 25,	August 24,	August 25,
	2007	2006	2007	2006
Revenue	$825.2	$789.7	$1,633.6	$1,517.0
Cost of sales	549.1	540.9	1,091.7	1,044.0
Restructuring costs	(1.7)	4.5	-	8.6
Gross profit	277.8	244.3	541.9	464.4
Operating expenses	222.8	202.0	438.6	393.9
Restructuring costs	-	(0.1)	-	0.1
Operating income	55.0	42.4	103.3	70.4
Interest expense	(4.0)	(5.1)	(8.3)	(9.2)
Other income, net	10.8	6.7	18.2	11.6
Income before income taxes	61.8	44.0	113.2	72.8
Income tax expense	24.1	17.4	41.9	28.0
Net income	$37.7	$26.6	$71.3	$44.8

Basic and diluted per share data:
Basic earnings per share	$0.26	$0.18	$0.50	$0.30
Diluted earnings per share	$0.26	$0.18	$0.49	$0.30
Dividends declared and paid per common share	$0.15	$0.10	$0.30	$0.20
Weighted average shares outstanding - basic	143.1	149.0	143.6	149.2
Weighted average shares outstanding - diluted	144.3	150.0	144.8	150.6

CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)

	(Unaudited)
	August 24,	Feb. 23,
	2007	2007

ASSETS

Current assets:
Cash and cash equivalents	$409.9	$527.2
Short-term investments	68.8	33.1
Accounts receivable, net	391.8	352.6
Inventories	158.5	144.0
Other current assets	144.6	172.7
Total current assets	1,173.6	1,229.6

Property and equipment, net	471.7	477.1
Company owned life insurance	209.2	209.2
Goodwill and other intangible assets, net	275.5	278.0
Other assets	200.2	205.5
Total assets	$2,330.2	$2,399.4

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$232.2	$222.0
Short-term borrowings and current portion of long-term debt	6.6	5.1
Accrued expenses:
Employee compensation	144.8	162.7
Employee benefit plan obligations	27.4	34.2
Other	203.7	220.1
Total current liabilities	614.7	644.1

Long-term liabilities:
Long-term debt less current maturities	249.9	250.0
Employee benefit plan obligations	191.8	191.1
Other long-term liabilities	88.9	76.3
Total long-term liabilities	530.6	517.4
Total liabilities	1,145.3	1,161.5

Shareholders’ equity:
Common stock	173.4	259.4
Additional paid in capital	4.0	6.3
Accumulated other comprehensive income (loss)	9.1	(1.3)
Retained earnings	998.4	973.5
Total shareholders’ equity	1,184.9	1,237.9
Total liabilities and shareholders’ equity	$2,330.2	$2,399.4

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW (Unaudited)
(in millions)

	Six Months Ended
	Aug 24,	Aug 25,
	2007	2006
OPERATING ACTIVITIES
Net income	$71.3	$44.8
Depreciation and amortization	44.7	52.0
Changes in operating assets and liabilities	(59.4)	(30.9)
Other, net	5.8	16.7

Net cash provided by operating activities	62.4	82.6

INVESTING ACTIVITIES
Capital expenditures	(31.2)	(22.0)
Acquisitions of short-term investments, net	(35.7)	-
Proceeds from the disposal of fixed assets	14.8	4.6
Other, net	6.3	9.6

Net cash used in investing activities	(45.8)	(7.8)

FINANCING ACTIVITIES
Issuance of long-term debt, net	7.5	249.3
Dividends paid	(43.7)	(30.0)
Common stock repurchases	(109.8)	(22.4)
Common stock issuances	10.5	11.0
Other, net	(3.6)	(5.9)

Net cash (used in) provided by financing activities	(139.1)	202.0

Effect of exchange rate changes on cash and cash equivalents	5.2	6.4

Net (decrease) increase in cash and cash equivalents	(117.3)	283.2
Cash and cash equivalents, beginning of period	527.2	423.8
Cash and cash equivalents, end of period	$409.9	$707.0